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                              OMNITRACS(R) CONTRACT
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This Contract (the "Agreement") is made and entered into as of this 5th day of
February, 1997, (the "Effective Date") by and between the company listed hereinbelow ("Customer") and QUALCOMM Incorporated ("QUALCOMM"). QUALCOMM will provide equipment ("Equipment") and services for a two-way Ku-band, satellite-based, mobile messaging and position location reporting service (the "Service"). The Equipment and the OmniTRACS Service are collectively referred to herein as the "OmniTRACS System." Customer agrees to be bound by the quantities and prices of items ordered below, as well as the terms and conditions of this Agreement.
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                              CUSTOMER INFORMATION

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CUSTOMER:         BOYD BROS. TRANSPORTATION, INC.       PHONE:  (334) 775-3261
                                                        FAX:
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INVOICE ADDRESS:                                  SHIPPING ADDRESS:
                  3275 HIGHWAY 30                                 SAME
                  CLAYTON, AL  36016

ATTN:             CHRIS HEALY                     ATTN:
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                                    EQUIPMENT
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

   Item                    Description                   Qty.              Price                      Extended Amt.
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
    01        MCT (Mobile Communications                 1,000          Deleted/unit             $          Deleted
              Terminal)
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    02        Outdoor Unit Mounting Bracket                0           $50-175/mount                   Based on Vehicle Type
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    03        Remote Buzzer                                0              $30/each               $            0.00
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    04        Pager (transmitter and receiver)             0             $150/each               $            0.00
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    05        Remote Message Waiting Light                 0              $10/each               $            0.00
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    06        QC-4T40 Mobile Printer                       0             $695/each               $            0.00
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

                                 MCT MAINTENANCE
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
  Item        Type                             Description                                      Rate
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
   07      Extended            Provides MCT Warranty maintenance after                   $15/mo. per MCT
           Maintenance         expiration of Warranty Period.
           Service
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   08      Out-of-Extended     For MCT maintenance after expiration of the              Price per failure:  Communications Unit,
           Maintenance         Warranty Period if Customer does not elect               $750; Outdoor Unit, $600; Display Unit, $200
           Service             Extended Maintenance.

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   09      Customer Damage     For MCT maintenance due to accidental damage or          Price per failure is applicable Spares
           Maintenance         repairs that would not be covered by the                 Price or: Communications Unit, $750; Outdoor
           Service             MCT Warranty.                                            Unit, $600; Display Unit, $200

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

                            SOFTWARE AND MAINTENANCE
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

    Item                            Description              Qty.                Price                      Extended Amt.
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
    10          QTRACS/400 Software License                (Att. 3)     $35,000  /copy             $            (See Attach. 3)
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    11.a.       INTRACS Software License                      0          $5,000  /copy             $                 0.00
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    11.b.       INTRACS PC System                             0          $2,500  /PC               $                 0.00
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     12         Annual Extended Software Maintenance                                 15% of the then list license fee
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

                                OPTIONAL SERVICES
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
    Item                                 Description                     Qty.                Price                  Extended Amt.
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
     13         MCT Installation           (Does not include
                                           travel expenses)               0          $300 /MCT                   $         0.00
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     14         Additional Training:
                Drivers/Dispatchers        (Does not include              0          $500 /session
                Installers                 travel expenses)               0        $1,000 /session               $         0.00
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     15         "Panic Button" or DTTS Service                            0           $30 /Panic Button
                (Does not include installation or 37 Pin Accessory                    $10 /message plus          $         0.00
                Cable)                                                                     Regular Message Rate
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     16         Reserved
                                                                                                N/A              $         0.00
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     17         Vehicle Information Systems ("VIS")    The SensorTRACS(R), JTRACS(R)and/or Trailer/TRACS(R)Systems
                                                       may be purchased in accordance with separate attachments or as set forth in Attachment 3, Special Provisions.
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                                MESSAGE SERVICES
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
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  Item             Type                                Description                                                 Rate
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
   18       Message Service       Customer elects by initialing:                       (________________) Base Connection
            Election                                                                   (See Attach. 3)  Base Message Service
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  19.a.     Base Connection       Includes 1 automatic position poll per hour.         $35/mo. per MCT
                                                                                       (partial mo. to be prorated).
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  19.b.     Base Message          Base Connection (including 1 automatic position      $50.00/mo. per MCT
            Service               poll per hour) plus Base Message Use.                (partial mo. to be prorated).
                                  Base Message Use is defined as Customer not
                                  having greater than the following per month          Special Requested Position Polls, Emergency
                                  MCT per month in either messages or characters:      Messages, Priority Messages, Group Messages,
                                                                                       Change in MCT Group Membership, Macro
                                  Message per month per MCT: 180                       Creation or Updates, Panic Button or DTTS
                                  Characters per month MCT: 18,000                     Messages and messages from or to printers,
                                  Automatic Position Polls:                            facsimile machines or other future message
                                  720 (1/hour per MCT)                                 types which require special handling are not
                                                                                       included in Base Message Use and will be
                                  In the event regular messages or characters are      invoiced at the rates set forth in this
                                  greater than the Base Message Use for any MCT        Schedule (pages 1-2) or future rates to be
                                  in any month, the additional messages or             determined)
                                  characters, as applicable, will be charged at
                                  the Regular Message Rate.
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   20       Regular Message       Message is considered sent once, even though it      $0.05 per message plus $0.002 per character
            Rate                  may need to be transmitted on multiple               transmitted.
                                  occasions until acknowledged.
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   21       Special               Position Polls requested in addition to the          $0.05 each
            Requested             automatic position polls included with Base
            Position Polls        Connection
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   22       Emergency and         FROM DISPATCH TO DRIVER:            When "E" for     $2.00 plus Regular Message Rate.
            Priority              "Emergency" is designated, places a message in
            Message               the queue
            Rates                 on a FIFO basis among all Emergency Messages.        $2.00 plus Regular Message Rate.
                                  FROM DRIVER TO DISPATCH:            When "P" for
                                  "Priority" is designated, places a message in
                                  the queue on a FIFO basis among all Priority
                                  Messages.
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   23       Group Message         Fleet-wide messages are repeated a minimum of        Sliding Scale Rate based on number of
            Rate                  five times.  Receipt is not acknowledged.            vehicles:
                                                                                                                Rate Per Vehicle
                                                                                       # Vehicles                   Per Message
                                                                                       -----------------------------------------
                                                                                       1-25                        Reg. Msg. Rate
                                                                                       26-50                           $0.15
                                                                                       51-100                          $0.17
                                                                                       101-1,000                       $0.03
                                                                                       1,001 & up                      $0.02
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   24       Change in MCT         Addition of deletion of an MCT from a defined        $0.05 per MCT per change.
            Group                 group.
            Membership
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   25       Macro Creation        Initial creation of macros and changes or            $10 per message plus applicable Group Message
            or                    updates to macro  definitions.                       Rate.
            Updates
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
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                                   ATTACHMENTS
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
   26       MCT Spares Price List                                           See Attachment 1 which is incorporated herein in full.
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   27       Delivery Schedule                                               See Attachment 2 which is incorporated herein in full.
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   28       Special Provisions                                              See Attachment 3 which is incorporated herein in full.
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




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                       OMNITRACS(R) TERMS AND CONDITIONS


1.   OMNITRACS EQUIPMENT.

1.1. DELIVERY; PURCHASE OF ADDITIONAL EQUIPMENT. The OmniTRACS Mobile Messaging Communications Terminals ("MCTs") and accessory equipment ordered under this Agreement (collectively the "Equipment"), as set forth on Page 1, shall be delivered in accordance with Attachment 2, Delivery Schedule. All Equipment is shipped FOB QUALCOMM's San Diego facility. Risk of loss in transit and the cost of any cargo insurance shall be borne by Customer. During the Term, provided Customer is in compliance with the terms and conditions set forth in this Agreement, Customer may order the additional Equipment described on Page 1, subject to the pricing and other terms set forth therein, and any other accessories, parts or services offered by QUALCOMM at QUALCOMM's then current list price, upon delivery to QUALCOMM of Customer's valid purchase order specifying the desired product and quantity. QUALCOMM will confirm such order with Customer and the parties shall schedule a mutually agreed upon delivery date for such order in accordance with the terms and conditions of this Agreement, including but not limited to those set forth in the Delivery Schedule.

1.2. ACCEPTANCE AND TITLE. Inspection and acceptance of the Equipment shall occur within fifteen (15) days after the date of shipment. Customer shall receive title to all deliverable Equipment (excluding the firmware resident in the MCTs described in Section 1.4 below), only upon QUALCOMM's receipt of complete and full payment. QUALCOMM shall be entitled to affix tags, decals, or plates to the Equipment indicating QUALCOMM as the manufacturer of the Equipment and displaying any QUALCOMM trademarks.

1.3. INSTALLATION OF MCTS. The MCT installation price described on Page 1 does not include the price of the Outdoor Unit Mounting Bracket and is conditioned upon installation occurring at the rate of both (i) a minimum of five (5) vehicles per day per two (2) man crew (one bay) per facility, and (ii) a minimum of twenty-five (25) vehicles per two (2) man crew (one bay) per facility during a five (5) consecutive day period. In the event Customer does not provide the minimum number of vehicles required in this Section, Customer shall pay QUALCOMM, in addition to the installation price per MCT, an amount equal to the sum of $125.00 multiplied by the number of vehicles below the minimum vehicle availability requirement set forth herein. No MCTs will be installed by QUALCOMM using Outdoor Unit Mounting Brackets which are not provided by QUALCOMM or which do not meet the specifications set forth in the bracket specification manuals published from time to time by QUALCOMM. Any other Outdoor Unit Mounting Bracket proposed for use by Customer shall be approved in advance by QUALCOMM's mechanical engineering staff as meeting or exceeding minimum design standards, subject to the payment by Customer of any costs incurred by QUALCOMM in performing the analysis necessary for such approval.

QUALCOMM warrants that for thirty (30) days from the date on which the Service (as defined in Section 3.1 below) is first initiated for any MCT installed by QUALCOMM, such MCT will provide the Service. In the event such MCT fails to provide the Service during such thirty (30) day period and QUALCOMM determines that such failure is due to improper installation, then as Customer's sole and exclusive remedy, QUALCOMM will provide free of charge the necessary parts and labor to correct the installation.

1.4. FIRMWARE. Customer acknowledges that software is resident in the MCTs and in certain other accessory Equipment which may be provided to Customer hereunder ("Firmware"), and that access to and use of which shall be governed by the general provisions relating to Software set forth in Sections 2.1, 2.3, and 2.4 below.

1.5. EQUIPMENT WARRANTY. QUALCOMM warrants that upon shipment and continuing for a period of [DELETED months thereafter (the "Warranty Period"), the major MCT components (which are the Outdoor Unit, Communication Unit and Display Unit), shall be free from material defects in materials or workmanship and capable of providing the Service ("Good Working Order") (collectively the "Warranty"). Customer shall remove and return at its expense and risk of loss (unless otherwise directed by QUALCOMM) the failed MCT or, preferably, the component thereof which is not in Good Working Order, to QUALCOMM, and QUALCOMM shall perform maintenance in accordance with the Maintenance Procedures described below and return a replacement MCT unit (or component) free of charge to Customer during the Warranty Period. QUALCOMM's warranty obligation is limited to repair or replacement of defective or non-performing MCT components as required to restore the item to Good Working Order. The Warranty is provided for the benefit of Customer only, and is not transferable by Customer without the express consent, in advance, by QUALCOMM. All other goods, including but not limited to goods not manufactured by QUALCOMM (such as cables and mounting brackets) are expressly excluded from the Warranty. Any such goods not manufactured by QUALCOMM shall be covered by the applicable manufacturer's warranty, if any, and QUALCOMM's sole obligation in connection therewith shall be to use reasonable efforts to assist Customer in obtaining such warranty service, at Customer's expense.

1.6. WARRANTY EXCLUSIONS. QUALCOMM excludes from the Warranty and has no obligation to repair or replace any MCT which is not in Good Working Order due to: (i) use of the MCT with software, cable connections, or mounting brackets, other than those furnished by QUALCOMM or approved by QUALCOMM, which approval shall not be unreasonably withheld; (ii) damage to antennas, radomes (including painting) or other equipment resulting from physical impact or other abuse following delivery FOB QUALCOMM's San Diego facility; (iii) improper handling of any component of the OmniTRACS System, including Software, or (iv) alteration, modification or repair other than pursuant to QUALCOMM's advance written instructions or by QUALCOMM. Customer further acknowledges that the Outdoor Unit and the Communication Unit of the MCT have been sealed and that if the seal is broken on any of these units the Warranty is voided for that MCT. In the event that any returned MCT is not in Good Working Order due to any of the provisions listed in the preceding two (2) sentences, the Warranty shall be considered void and all such maintenance action will be billed at either the Out-of-Extended Maintenance Rates set forth on Page 1 or the then current spare parts price, as currently set forth in Attachment 1, at QUALCOMM's sole discretion.

1.7. EXTENDED MAINTENANCE AND OUT-OF-EXTENDED MAINTENANCE SERVICE. After the expiration of the Warranty Period, Customer may elect to obtain QUALCOMM's Extended Maintenance Service on a fleetwide basis only, by paying for Extended Maintenance Service with the first invoice for monthly Extended Maintenance Service fees at the rates set forth on Page 1. QUALCOMM will begin invoicing Customer for Extended Maintenance Service one (1) month prior to the expiration of the Warranty Period for the first MCT or lot of MCTs shipped to Customer. Under the Extended Maintenance Service, QUALCOMM shall provide continued Warranty service for Customer's MCTs during the remainder of the Term at the Extended Maintenance Rate. QUALCOMM reserves the absolute right to terminate the Extended Maintenance Service without prior notification to Customer in the event that (i) Customer has not paid the applicable charges in accordance with the provisions of this Agreement or (ii) the Extended Maintenance Service is not maintained without interruption, for any reason, for all initiated MCTs in Customer's possession for which the Warranty Period has expired. QUALCOMM also reserves the right to refuse Extended Maintenance Service after expiration of the Term, to condition the availability thereof upon the upgrade of MCTs and other Equipment, at Customer's expense and/or to increase the prices for Extended Maintenance Service. In the event that Customer has not elected the Extended Maintenance Service, Customer will be billed on a per failure basis at the Out-of-Extended Maintenance Rates set forth on Page 1 ("Out-of-Extended




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Maintenance Service"). The Out-of-Extended Maintenance Rates are valid only for repairs which would otherwise qualify under the Warranty. QUALCOMM's obligation to provide Extended Maintenance Services or Out-of-Extended Maintenance Services to Customer is contingent upon Customer removing and returning at its expense and risk of loss the MCT or component thereof requiring such service to QUALCOMM. QUALCOMM shall not be obligated to perform any Extended Maintenance Service or Out-of-Extended Maintenance Service if the MCT is not in Good Working Order as a result of Customer's improper or negligent use of the Equipment which causes physical damage, or which otherwise would be excluded from the Warranty, and Customer shall pay QUALCOMM for such service an additional amount equal to either the Out-of-Extended Maintenance Rates or the then current spare parts price as currently set forth in Attachment 1, at QUALCOMM's sole discretion.

1.8. MAINTENANCE PROCEDURES. All Warranty repairs, Extended Maintenance Service and Out-of-Extended Maintenance Service by QUALCOMM will be accomplished at QUALCOMM's facility or other QUALCOMM designated site in accordance with QUALCOMM's then current OmniTRACS Advance Replace RMA Procedure, as updated from time to time at QUALCOMM's discretion. Customer shall be responsible for all costs associated with the removal of the MCTs or components thereof, including all shipping costs to QUALCOMM, all risk of loss in transit, and the installation of the replacement MCTs or components. QUALCOMM shall advance replace MCTs or components after proper notification by Customer that the MCT or component thereof is not in Good Working Order. Proper notification (orally or in writing) will be deemed to have occurred when Customer has contacted QUALCOMM's Customer Service Center and been assigned a Return Material Authorization Number ("RMA") for the MCT or component thereof deemed not to be in Good Working Order. QUALCOMM shall use its best efforts to advance replace any defective or non-performing item within seventy-two (72) hours after receiving proper notification, provided such notification is received at QUALCOMM during the normal work week (Monday through Friday and prior to 2:00 p.m. Pacific Time), excluding national holidays. For notification received outside the normal work week or during a national holiday, QUALCOMM shall use its best efforts to repair or replace any defective or non-performing item within a target of one hundred and twenty (120) hours. The replacement component or MCT, which may be previously used or repaired items, will be shipped to the Customer's operations center or other Customer designated facility and receipt of such at the Customer operations center or other Customer designated facility constitutes replacement, at which time title to such replacement component or MCT shall vest in Customer if and to the same extent that title to the replaced component or MCT was vested in Customer. Replacement components or MCTs shall be subject to the greater of the remaining Warranty term applicable to the replaced component or MCT or a sixty (60) day service warranty beginning as of the date such replacement item is shipped.

Title to the defective or non-performing items shall automatically be reassigned to QUALCOMM if the exchanged item is owned by Customer. The assigned RMA shall be clearly visible on each shipping form and associated shipping carton. Failure to have this RMA will result in the immediate return of all items to Customer. The defective or non-performing items shall be returned to QUALCOMM within fourteen (14) days after assignment to Customer of the RMA. Failure to return such items during this period will result in Customer being invoiced the higher of the then current QUALCOMM price or the applicable spare parts price as currently set forth in Attachment 1. In addition, Customer will be notified that QUALCOMM will discontinue its "advance replace" RMA policy for Customer and future RMAs will be considered "no advance replace;" that is, replacement components for future RMAs will not be shipped until the failed components have been returned. At the time that all past due components are received by QUALCOMM or paid for in full in accordance herewith, QUALCOMM will resume advance replacement of failed MCTs and components.

1.9. UPGRADE WARRANTY. In the event any MCT or component is upgraded for purposes of refurbishment or to add a feature, such upgrade will be completed in accordance with QUALCOMM's Advance Replace RMA Procedure, unless otherwise agreed by the parties. Any such upgraded MCT or component shall be subject to the remaining Warranty term applicable to the upgraded MCT or component, or if such item was not covered by Warranty, such MCT or component shall be covered by a sixty (60) day upgrade warranty beginning as of the date such upgrade is shipped.

1.10. NO RIGHT TO DISTRIBUTE OR REMARKET. No right is granted to Customer hereunder to distribute or remarket Equipment, and QUALCOMM reserves the right to refuse to provide the Service to any person obtaining the Equipment from Customer without QUALCOMM's prior written consent.

2.   OMNITRACS SOFTWARE.

2.1. SOFTWARE LICENSE. The term "Software" as used herein, includes all software licensed to Customer by QUALCOMM pursuant to the provisions of this Agreement, including Firmware as described in Section 1.4, and any documentation delivered in connection with such software. QUALCOMM grants to Customer a non-exclusive, non-transferable, revocable license to use the Software solely in conjunction with the OmniTRACS System, and (i) with respect to Software other than the Firmware, at one (1) location (the "Site") and (ii) on one (1) Customer controlled or owned central processing unit and operating system software, both meeting QUALCOMM's specifications for use with the Software (the "Authorized Equipment"). QUALCOMM further grants to Customer the right to transfer its license to use the Firmware during the useful life of the Equipment, in conjunction with the transfer of its ownership subject to the limitations of
Section 1.10, provided that prior to the transfer of the Equipment, the transferee shall agree in writing to treat the Firmware as confidential proprietary information of QUALCOMM, and to observe all copyright and trademark rights of QUALCOMM. Customer further acknowledges that QUALCOMM has no obligation to provide the Service to such transferee of the Equipment nor any other person or entity other than to Customer pursuant to the terms and conditions of this Agreement, and that QUALCOMM may condition its agreement to provide the Service to any transferee upon QUALCOMM's approval of the creditworthiness of such transferee, the payment by such transferee of a relicensing fee and/or the upgrade of Equipment at such transferee's expense.

2.2. DELIVERY, ACCEPTANCE AND INSTALLATION. QUALCOMM will ship Software ordered hereunder FOB QUALCOMM's San Diego facility. For Software installed by QUALCOMM, acceptance shall occur upon installation; in all other cases, acceptance of the Software shall occur within fifteen (15) days after shipment. Unless otherwise expressly agreed, Customer shall be responsible for installing the Software into its Authorized Equipment at the Site. Installation of Software by QUALCOMM will be on a time and materials basis at QUALCOMM's then current rates plus reimbursement for travel and per diem expenses.

2.3. UNAUTHORIZED USE OF THE SOFTWARE. Customer shall not (i) alter, modify or adapt the Software, including but not limited to translating, decompiling, disassembling, reverse engineering or creating derivative works; (ii) copy the Software (except that Customer may make up to (3) copies of the Software other than the Firmware for inactive back-up and archival purposes); (iii) sublicense, assign or otherwise transfer the Software in whole or in part (except as otherwise provided with respect to the Firmware in Section 2.1); (iv) use the Software on other than the Authorized Equipment at the Site, or (v) use the Software except as specifically contemplated by and set forth in this Agreement. Use of the Software by Customer for purposes other than the OmniTRACS System is a material breach of this Agreement and will be subject to the prompt application of the termination provisions set forth in Section 6.2.

2.4. PROPRIETARY INFORMATION. Customer expressly acknowledges that the entire right and title to the Software, including but not limited to all copyright, trade secret and other intellectual or proprietary rights to the Software, shall remain with QUALCOMM, and QUALCOMM has the exclusive right (i) to




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

protect the Software by copyright registration or otherwise and (ii) to reproduce, publish, display, sell and distribute such Software to anyone. Customer shall not remove any copyright notices or any confidential or proprietary legends from the Software. Customer also hereby acknowledges and agrees that the Software constitutes a valuable proprietary product and trade secret of QUALCOMM embodying substantial creative efforts and confidential information, ideas and expressions. Accordingly, Customer shall observe complete confidentiality with respect to the Software, and shall not disclose all or any portion of the Software to any third party or entity, except as such disclosure may be necessary or appropriate to Customer's employees in the course of their employment. Customer shall advise any employees of Customer receiving access to the Software of the confidential and proprietary nature of the Software and obtain from each of such employees his or her agreement to abide by the obligations of Customer set forth in Sections 2.3 and 2.4.

2.5. SOFTWARE WARRANTY. The Software has been developed to permit Customer to use the MCTs and access QUALCOMM's Network Management Facility computer(s) and to perform other related functions. QUALCOMM warrants that for a period of twelve (12) months (the "Software Warranty Period"), each Software product shall perform substantially in accordance with the specifications contained in the applicable Software manuals (the "Software Warranty"). For Software installed by QUALCOMM, the Software Warranty Period shall commence upon installation; in all other cases the Software Warranty Period shall commence upon shipment. QUALCOMM will use reasonable efforts to correct errors, if any, which are discovered within the Warranty Period which either are present at the time of delivery of the Software or are caused by warranty corrections performed by QUALCOMM and which inhibit the Software's performance such that it does not perform substantially in accordance with the specifications contained in the applicable Software manual. The preceding remedies are available to Customer only if (i) QUALCOMM is notified, in writing, by Customer of any defect within fifteen (15) days after Customer's discovery of the defect, (ii) Customer's notification shall contain a detailed description, in writing, of any malfunction of the Software, including the frequency of the malfunction and the conditions surrounding the malfunction, (iii) QUALCOMM from its examination can repeat the error or malfunction to disclose that such defect actually exists, and (iv) the Software has not been subjected to misapplication, misuse, damage, negligence or accident. Any use of or modifications made to software not supplied by QUALCOMM but which interface with the Software and which impair the functionality of the Software shall be undertaken at Customer's sole risk. Customer acknowledges that QUALCOMM's ability to provide the Software Warranty requires Customer's full cooperation, including sample and/or diagnostic output and reasonable access to the Authorized Equipment and may require down-time of the Authorized Equipment. QUALCOMM's Software Warranty obligation is limited to the above remedy and QUALCOMM makes no warranty that operation of the Software will be uninterrupted or error free or that any errors discovered can be corrected.

2.6. SOFTWARE MAINTENANCE. During the Software Warranty Period, Customer will also receive maintenance for the Software ("Software Maintenance") at no additional cost consisting of: (i) upgrades and enhancements when such upgrades and enhancements are developed by QUALCOMM and made generally available without cost to other licensees of the Software, (ii) Software telephone support to assist Customer's designated technical representative(s) in answering routine questions with respect to the use of the Software, (iii) maintenance for deviations between the Software and the documentation furnished by QUALCOMM, as determined by QUALCOMM, and (iv) applicable Software documentation updates. Any upgrades or enhancements developed or published by QUALCOMM which are not made generally available at no additional cost to other licensees will be offered to Customer at QUALCOMM's then current published rates. Determination of whether an upgrade or enhancement will be made available at no additional cost or will be made available only for an additional cost is the sole and exclusive right of QUALCOMM. Upgrades and enhancements will be shipped to Customer in a mutually acceptable media. QUALCOMM will install upgrades and enhancements only upon request, with installation on a time and materials basis at QUALCOMM's then current rates plus reimbursement for travel and per diem expenses. If QUALCOMM fails to fulfill its Software Maintenance obligations as set forth herein, Customer's sole and exclusive remedy is the right to terminate Software Maintenance immediately.

2.7. EXTENDED SOFTWARE MAINTENANCE. After the expiration of the
Software Warranty for the Software, Customer may obtain continued Software Maintenance ("Extended Software Maintenance") by paying QUALCOMM's then current annual Extended Software Maintenance fee for each Software product licensed under this Agreement calculated at fifteen (15%) of the then list price for the licensed Software product (the "Annual Maintenance Fee"). After the expiration of the Software Warranty Period, Customer may elect to obtain QUALCOMM's Extended Software Maintenance by paying the first Annual Maintenance Fee. QUALCOMM will invoice Customer for the first Annual Maintenance Fee one (1) month prior to expiration of the Software Warranty Period. Thereafter, the Annual Maintenance Fee shall be due and payable annually within thirty (30) days after the anniversary of the expiration of the Software Warranty Period. QUALCOMM reserves the absolute right to terminate the Extended Software Maintenance without prior notification to Customer in the event that Customer has not paid the applicable charges in accordance with this Section. QUALCOMM's Extended Software Maintenance shall be limited to support to the current version and the immediately previously released version of the Software. If QUALCOMM fails to fulfill its Extended Software Maintenance obligations as set forth herein, the Customer's sole and exclusive remedy is the right to terminate the Extended Software Maintenance immediately for the Software and QUALCOMM shall refund to Customer any prepaid fees, prorated based upon a thirty (30) day month, beginning from the effective date of such termination.

2.8. SUPPORT MODEM AND REMOTE ACCESS. QUALCOMM may as a condition to providing Software Maintenance and Extended Software Maintenance hereunder, require Customer to dedicate a communication port off of Customer's computer and supply a dedicated phone line for use with a modem supplied by Customer meeting QUALCOMM's specifications, for QUALCOMM's remote access use in support of the Software. Customer will provide QUALCOMM with a user account and password to access the Software on a 24 hour basis as an on-line end-user (with file transfer capability), within a reasonable time after Customer has made a request for support or as mutually agreed upon for installation of an upgrade or enhancement. QUALCOMM will only access the account for purposes of (i) support and maintenance of the Software, (ii) installations of upgrades, enhancements and new version releases of the Software on mutually agreed upon schedules, and
(iii) or integration or other support agreed on between QUALCOMM and Customer.

2.9. OTHER SUPPORT. Except as provided in this Section 2, no software maintenance, support or other services are provided under this Agreement. If Customer requests and QUALCOMM elects to make corrections for difficulties or defects traceable to Customer's errors or those of a third party, or to provide support for system changes, upgrades, modifications, merges or improvements, interfaces, operating systems, hardware configuration, data management, or other system administration issues, Customer shall pay for QUALCOMM's services on a time and materials basis at QUALCOMM's then current rates plus reimbursement for travel and per diem expenses.

2.10. RETURN OF THE SOFTWARE. Upon any termination or expiration of this Agreement, Customer shall, within ten (10) days of such termination or expiration, return to QUALCOMM at Customer's expense all copies of the Software and supporting documentation or, at QUALCOMM's discretion, provide written certification that Customer has destroyed all copies of the Software including any documentation.

3.   OMNITRACS SERVICE.

3.1. OMNITRACS SERVICE. The OmniTRACS Service (the "Service") consists of a two-way Ku-band, satellite-based, mobile messaging and position location reporting service using various components of the OmniTRACS System which is provided to Customer hereunder for installation and use only on Customer's vehicles or independent contractors' vehicles contracting with Customer.

3.2. CUSTOMER SERVICE. Customer shall immediately notify QUALCOMM of any interruption in the Service. The QUALCOMM CUSTOMER SERVICE CENTER AT
(800)-541-7490 shall be contacted whenever there is a Service operation or Equipment failure, Software problem, or other service/information is required.

3.3. ACTIVATION OF THE SERVICE; PRICE INCREASES. During the Term of the Agreement the Service for each MCT is considered to be activated in Customer's message service account upon the earlier of the date on which Customer requests QUALCOMM to activate the Service for the MCT or thirty (30) days after the date of shipment of the MCT. At the time of activation, Services and the associated service rates and/or fees shall commence for all activated MCTs. The message service rates set forth on Page 1 are subject to annual increases based upon increases in the Bureau of Labor Statistics Consumer Price Index, Subgroup "Urban Consumers (Revised)" as published by the U.S. Department of Labor for the Los Angeles-Long Beach-Anaheim Metropolitan Area (1967 = 100 Base). Increases shall be calculated no more than once per calendar year and shall be limited to the difference between the index rate at the beginning of the calendar year and the index rate at the end of the calendar year.

3.4. INTERNATIONAL USE. QUALCOMM has not yet received permission to transmit or operate the Service in Mexico, and therefore, Customer is not authorized to use the Service in Mexico. QUALCOMM has received interim approval which permits QUALCOMM's customers to operate the Service in Canada while their trucks are temporarily located in Canada (hereinafter "Interim Approval"). Customer acknowledges that the Canadian Government has the authority to rescind the Interim Approval. In the event the Canadian Government rescinds the Interim Approval, QUALCOMM shall immediately notify Customer of such rescission and Customer shall cease operating the Service in Canada until Customer is notified by QUALCOMM that approval has been reinstituted.

3.5. UNAUTHORIZED USE OF THE SERVICE. Customer shall not use, or attempt to use, the Equipment or Services for any Unauthorized Purpose or in such a manner as to interfere with use by other customers of the OmniTRACS System. "Unauthorized Purpose" as used herein includes: (i) obtaining access to or use of Services with intent to avoid payment, in whole or in part, of charges due under this Agreement, (ii) access to, use of, alteration of, or destruction of the data files, programs, procedures, or information of Customer or any other QUALCOMM customer, (iii) use of the Equipment or Services with the intent to reverse engineer or clone the OmniTRACS System, (iv) use of the Software in such a manner to void the Software license provided in Section 2 or (v) use of the Services or Software furnished pursuant to this Agreement for any purpose or in any manner which, directly or indirectly, violates the law or aids any unlawful act or undertaking. QUALCOMM may, without notice to Customer, and without liability to QUALCOMM, discontinue the Service in response to a request from a government agency, including but not limited to the FCC. For other QUALCOMM actions to discontinue Service to prevent use for an Unauthorized Purpose, QUALCOMM will use best efforts to provide Customer twelve (12) hours notification prior to discontinuing the Service. QUALCOMM shall restore the Service as soon as the Service can be provided without undue risk of use for an Unauthorized Purpose. Customer shall not be credited message service charges for Service interruptions resulting from QUALCOMM's actions under this Section.

3.6. DANGEROUS OPERATION. Customer acknowledges that the use of MCTs while the vehicle is in motion is DANGEROUS. Accordingly, Customer shall instruct all of its drivers NOT TO USE THE SERVICE WHEN THE VEHICLE IS IN MOTION. If, and only if, the vehicle is being driven by a team, the non-driver may operate the MCT while the vehicle is in motion, provided the non-driver ensures such operation does not distract the driver.

3.7. WARRANTY. QUALCOMM warrants that it shall maintain the Service so as to provide Service Availability at least 98% per month for all hours, except from 10 p.m. to 3 a.m., Pacific Time, when QUALCOMM generally performs maintenance actions. As used herein, "Service Availability" shall mean provision of the Service free from interruption or break and shall include, in addition to the ability of QUALCOMM's Network Management Facility to receive Customer's outbound messages, the ability to transmit messages from the NMF to the involved satellite and then to a ground terminal, and the ability to receive at the Network Management Facility an acknowledgment originating at the ground terminal that the message has been received. This Service Availability is predicated upon normal usage for MCTs in service in the U.S. and does not include interruption of Service as a result of force majeure events. For purposes of this paragraph, "force majeure events" shall include, without limitation, satellite transponder failure, ground telecommunications failure, acts of God, natural disasters, strikes, compliance with governmental laws, and other events which are beyond the reasonable control of QUALCOMM. In any month in which QUALCOMM does not provide at least 98% Service Availability, then, as Customer's sole and exclusive remedy, Customer shall be entitled to receive upon request a credit against Customer's Service account in an amount per initiated MCT equal to (a) $15.00, if Service Availability is less than 98% but more than 95%, or (b) $25.00, if Service Availability is 95% or less. In the event the Service Availability is less than 85% in any month, Customer shall not be charged any monthly message charges for such month. The foregoing shall be Customer's sole and exclusive remedy for any breach of warranty by QUALCOMM in connection with the Services.

3.8. POSITION POLLS DATA RETENTION. OmniTRACS position location data for MCTs operating within the continental United States ("position polls data") will be deleted by QUALCOMM within fourteen (14) days after receipt of acknowledgment of delivery to Customer over its telecommunications link (the "fourteen day period"). QUALCOMM will maintain position polls data during this fourteen day period for service and maintenance purposes and will each day automatically delete position polls data which has previously been stored for fourteen (14) days. A limited Optional Position Polls Data Retention Service is available for a fee, which will be quoted upon request.

3.9. GROUND TELECOMMUNICATIONS LINK. Customer shall be responsible for all charges, nonrecurring and recurring, associated with the telephone ground communications link between Customer's dispatch facility computer and QUALCOMM's Network Management Facility in San Diego, California. Customer shall select either a QUALCOMM-provided 800 Number Service or a leased line service. QUALCOMM shall have no warranty obligations in connection with any telephone ground communications link, other than to pass through to Customer any warranties provided by the vendor or other provider thereof.

3.10. OTHER SUPPORT. Except as provided in this Section 3, no other messaging or position location reporting services or support are provided under this Agreement. If Customer requests and QUALCOMM elects to provide other messaging or position location reporting research or other support services, Customer shall pay for QUALCOMM's services on a time and materials basis at QUALCOMM's then current rates, plus reimbursement for travel and per diem expenses, if applicable.

4.   DISCLAIMERS, LIMITATION OF LIABILITY AND INDEMNIFICATION.

4.1. LIMITATION OF LIABILITY AND REMEDIES. QUALCOMM's entire liability and Customer's exclusive remedies for any damages arising from the performance or nonperformance of the Equipment, Software, Maintenance, Service or other services provided under this Agreement, regardless of the form of action, whether in contract, breach of warranty, indemnification, or tort, including negligence, strict liability, or otherwise, shall be: (i) for breach of warranty for the installation of MCTs the remedy set forth in Section 1.3;
(ii) for breach of warranty for the Equipment or for maintenance obligations relating to the Equipment, the remedies set forth in Section 1; (iii) for breach of warranty for the Software or for the maintenance obligations for the Software the remedies set forth in Section 2; (iv) for breach of warranty for the Service, including any breach of warranty relating to telecommunications equipment, the remedies set forth in Section 3; and (v) for claims other than as set forth above, QUALCOMM's liability shall be limited to direct damages proven in an amount not to exceed the total purchase price paid by Customer for the Equipment purchased during the calendar year in which the claim arose.

THE ENTIRE LIABILITY OF QUALCOMM AND THE EXCLUSIVE REMEDY OF CUSTOMER FOR BREACH OF WARRANTY SHALL BE THE REPLACEMENT OF THE SOFTWARE OR REPLACEMENT OF THE EQUIPMENT WHICH DOES NOT MEET THE WARRANTIES SET FORTH IN SECTIONS 1 AND 2 OF THIS AGREEMENT. Provided however, in the event that such remedy for breach of warranty fails of its essential purpose, QUALCOMM shall then, as Customer's sole and exclusive remedy, reimburse Customer for that part of the Software or Equipment as to which Customer has a claim in an amount not to exceed the license fees paid for the Software or the purchase price paid for the Equipment, as to which Customer has a claim, depreciated on a five (5) year straight line basis from the date of shipment of the Software or the Equipment.


IN NO EVENT SHALL QUALCOMM NOR ITS SATELLITE SERVICE PROVIDER BE LIABLE TO CUSTOMER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, INCLUDING BUT NOT LIMITED TO ANY LOST PROFITS, LOST SAVINGS OR OTHER INCIDENTAL DAMAGES ARISING OUT OF THE USE OR INABILITY TO USE THE EQUIPMENT, THE SOFTWARE, OR THE SERVICE PROVIDED HEREUNDER, EVEN IF QUALCOMM OR ITS SATELLITE SERVICE PROVIDER, HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


4.2. DISCLAIMER OF WARRANTIES. EXCEPT FOR THE WARRANTIES SPECIFICALLY SET FORTH IN SECTION 1 FOR THE EQUIPMENT, SECTION 2 FOR THE SOFTWARE, AND SECTION 3 FOR THE SERVICES, THE EQUIPMENT, SOFTWARE, SERVICES AND MAINTENANCE PROVIDED HEREUNDER ARE PROVIDED "AS IS" AND THERE ARE NO OTHER WARRANTIES MADE BY QUALCOMM, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

4.3. INDEMNIFICATION. Customer shall indemnify, defend and hold QUALCOMM harmless against any and all losses, claims, damages or expenses (including attorneys' fees) arising out of or related to: (i) any personal injury to or death of any person or persons, any loss or damage of any property or any interruption of services which are caused or claimed to have been caused directly or indirectly from Customer's (including its employees or independent contractors) negligent operation and/or related use or misuse of the OmniTRACS System and Equipment including, without limitation, use of the Equipment by the driver of a vehicle which is in motion; (ii) use of any Outdoor Unit Mounting Bracket or other equipment not provided or approved for use with the Equipment by QUALCOMM; (iii) any use of the OmniTRACS System by Customer for an Unauthorized Purpose; (iv) data or other information transmitted over the OmniTRACS System, excluding any database provided by QUALCOMM; or (v) any breach by Customer of any of the terms and conditions of this Agreement.

5.   INVOICING AND PAYMENT.

5.1. INVOICING. Deliverable Equipment and Software will be invoiced upon shipment. The Base Connection Fee or Base Message Service Fee, as applicable, and the Extended Maintenance Service Fee will be invoiced, in advance, on a monthly cycle. All other Message Service, Extended Software Maintenance, Installation, Communication Link and other service charges will be invoiced as of the end of the monthly cycle in which they are incurred.

5.2. PAYMENT. Customer shall pay all invoices issued within thirty (30) days from the date of invoice. QUALCOMM reserves the right to change the credit terms at any time, when, in QUALCOMM's opinion, Customer's financial condition or previous payment record so warrants. Should Customer become delinquent in the payment of any sum due, QUALCOMM, after ten (10) days from the date of written notice to Customer, shall not be obligated to continue performance under this Agreement or any other agreement between QUALCOMM and Customer. A late charge of the lesser of 1.5% per month or the maximum amount permitted by law, will be added to past due accounts. All reasonable costs and expenses, including but not limited to attorneys' fees, court costs and service charges incurred by QUALCOMM in collecting payment will be an expense of and charge to Customer. Customer waives any existing and future claims and offsets against payments due hereunder, and agrees to pay the amounts due.

5.3. SECURITY INTEREST. Customer hereby grants and QUALCOMM reserves a purchase money security interest in each item of Equipment purchased hereunder, and in any proceeds therefrom, for the amount of its purchase price. Upon request by QUALCOMM, Customer shall sign any document QUALCOMM deems is necessary to perfect such security interest. Payment in full of the purchase price of any item of Equipment purchased hereunder shall release the security interest in that item of Equipment. If Customer fails to make any payment to third parties or do any act as provided for in this Agreement, QUALCOMM shall have the right, but not the obligation, without notice to or demand on Customer, and without releasing Customer from any obligation hereunder, to make or do the same, and to pay, purchase, contest or compromise any encumbrance, charge, or lien which in the judgment of QUALCOMM appears to affect any Equipment in Customer's possession which is owned by QUALCOMM or in which QUALCOMM has a security interest, and in exercising any such right, incur any liability and expend whatever amounts in its discretion it may deem necessary therefor. All expenses so incurred by QUALCOMM shall be without demand immediately due and payable by Customer and any accounts past due shall be subject to the late charge described in Section 5.2 above for each delinquent month or part thereof, until paid.

5.4. TAXES. All prices and rates for the Equipment, Software, Service, Maintenance and other services provided for under this Agreement do not include sales, use, excise or similar taxes assessed at any time. Excepting those taxes imposed upon QUALCOMM's income and FCC license fees, all applicable taxes and/or assessments (including but not limited to assessments imposed by the FCC) shall be paid by Customer. In the event that QUALCOMM, at its sole discretion, pays for any such items on behalf of Customer, QUALCOMM will invoice Customer such amount and Customer shall reimburse QUALCOMM in accordance with Section 5.2.

6.   TERM AND TERMINATION.

6.1. TERM. The term of this Agreement shall commence upon the Effective Date and shall continue in effect for a period of five (5) years (the "Term"). Thereafter, the Agreement shall be automatically extended on a year-to-year basis (the "Extended Term") unless terminated by either party in writing on not less than ninety (90) days prior written notice to the other party prior to the applicable anniversary of the Effective Date, provided that QUALCOMM may, by notice delivered to Customer at least ninety (90) days prior to each such anniversary, condition such renewal upon Customer's agreement to upgrade all or a portion of the Equipment included in the OmniTRACS System at QUALCOMM's then-current prices applicable to such upgrades, Customer's acceptance of QUALCOMM's then-current terms and conditions and inclusion of QUALCOMM's then-current pricing for the Service and Extended Maintenance.

6.2. TERMINATION. Without limiting other causes, the occurrence of any of the following shall constitute a material default and breach of this Agreement and shall allow the non-defaulting party to terminate this Agreement for cause after the expiration of the applicable period of cure, if any: (i) Any failure by Customer to pay all sums which it is obligated to pay hereunder within ten (10) calendar days of written notice that such sum is due; (ii) Any unauthorized disclosure or use regarding the Software or the Equipment shall permit QUALCOMM to terminate immediately; (iii) The Agreement shall terminate automatically, without notice, upon (a) the appointment of a receiver to take possession of all or substantially all of Customer's assets, (b) a general assignment by Customer for the benefit of its creditors, or (c) the institution of a bankruptcy or other insolvency proceeding by or against Customer; (iv) Any material default by either party of an obligation, covenant or condition hereunder, other than those set forth above, which is not cured within thirty (30) calendar days after the defaulting party receives written notice of such default; or (v) Any event which would constitute a material default or breach of any agreement between Customer and QUALCOMM or any third party for the lease of the Equipment. QUALCOMM's right to terminate hereunder shall include the right to terminate the Service without additional notice to Customer.

7.   OTHER TERMS.

7.1. CONFIDENTIALITY OF AGREEMENT AND INFORMATION. Customer agrees that any information contained in any document, including but not limited to this Agreement and the pricing contained herein, or obtained from examination of any Equipment or Software furnished by QUALCOMM hereunder (whether or not marked with a confidential or proprietary data legend) shall be deemed to be QUALCOMM's confidential or proprietary data. Customer shall not, except as necessary for the performance of this Agreement, duplicate, use or disclose to any third person (including any company affiliated with Customer) any such confidential or proprietary data, without the prior written approval of QUALCOMM, not to be unreasonably withheld, except as to any such disclosures which are required by law. Upon the termination or earlier cancellation of this Agreement, Customer shall promptly return to QUALCOMM all confidential or proprietary data received. If the parties have executed a separate Non-Disclosure Agreement for the protection of confidential or proprietary data, the terms and conditions of such Non-Disclosure Agreement shall take precedence over this Section.

7.2. CHOICE OF LAW AND FORUM. This Agreement shall be governed by and construed under the laws of the State of California, without reference to its conflict of laws provisions. All disputes arising hereunder shall be heard only by a court of competent jurisdiction in the County of San Diego, State of California, and Customer hereby submits to the jurisdiction of such courts for the purpose of litigating such disputes.

7.3. ASSIGNABILITY. Neither this Agreement, nor any rights, duties or interest herein, shall be assigned, transferred, distributed, sublicensed, subcontracted, pledged, or hypothecated by Customer without QUALCOMM's prior written consent. Any such attempted conveyance in violation of this Section shall be void and shall constitute a material default entitling QUALCOMM to terminate this Agreement.

7.4. SEVERABILITY. If any of the provisions of this Agreement is determined to be invalid, illegal, or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and the parties shall substitute for the affected provision an enforceable provision which approximates the intent and economic effect of the affected provision as closely as possible.

7.5. SURVIVABILITY. The following provisions of this Agreement shall survive any expiration or complete termination of this Agreement: 1.5, 1.6, 1.9, 2.3 through
2.5 inclusive, 2.10, 3.5 through 3.7 inclusive, 4.1 through 4.3 inclusive, 5.3, 5.4, 7.1, 7.2, 7.7 and 7.8.

7.6. WAIVER OF BREACH. The waiver by any party of a breach of any of the provisions of this Agreement shall not operate as a waiver of any subsequent breach.

7.7. NOTICES. All notices must be in writing and shall be deemed given: (i) when delivered personally; (ii) when delivered by facsimile machine if confirmation of receipt is requested and obtained; (iii) five (5) days after having been mailed registered or certified mail, return receipt requested, postage prepaid; and (iv) one (1) day after having been mailed by overnight mail with a reliable express mail courier. Notices shall be addressed or delivered to the Customer invoice address on Page 1 hereof and to QUALCOMM at 6455 Lusk Blvd., San Diego, CA 92121-2779, Attn: OmniTRACS Contracts Administration.

7.8. ATTORNEYS' FEES. If any party or parties commences an action against any party or parties arising out of or in connection with this Agreement, the prevailing party or parties shall be entitled to recover from the losing party or parties reasonable attorneys' fees and costs of suit.

7.9. FORCE MAJEURE. Neither party shall be liable to the other for failure or delay in the performance of a required obligation other than the payment of money if such failure or delay is caused by riot, fire, flood, natural disaster, act of God, governmental action or decree, or other event beyond such party's control, provided that such party gives prompt written notice of such condition and resumes its performance as soon as possible, and provided further that the other party may terminate this Agreement if such condition continues for a period of one hundred and eighty (180) days without demonstration by the non-performing party of the ability to resume performance of its obligations within a reasonable period.

7.10. REMEDIES. Due to the unique, confidential and proprietary nature of the Software, Customer understands and agrees that QUALCOMM's remedies at law for Customer's breach of this Agreement may be inadequate and that QUALCOMM shall be entitled to equitable relief, including without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided herein or available to QUALCOMM at law or equity. No remedy made available to QUALCOMM by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

7.11. QUALCOMM LEASE. In the event Customer enters into a separate lease agreement with QUALCOMM to lease all or a portion of the Equipment from QUALCOMM, notwithstanding any provision to the contrary contained in this Agreement, title to such leased Equipment shall remain vested at all times in QUALCOMM or its assignees, any reference to Customer's purchase of or obligation to pay the purchase price for the leased Equipment shall have no force and effect, and payment for the Equipment shall be as set forth in the separate lease agreement between QUALCOMM and Customer.

7.12. ENTIRE AGREEMENT. This Agreement contains the entire understanding, agreements and representations of the parties, and Customer acknowledges and agrees that in entering into this Agreement, Customer did not rely upon any representations or warranties other than those set forth herein. This Agreement supersedes all prior writings, discussions and understandings concerning the subject matter. Any additional or different terms or conditions proposed by Customer or contained in any purchase order are hereby rejected and shall be of no force and effect unless expressly agreed to in writing by QUALCOMM. In order to be binding, any waiver, alteration, amendment or modification of any of the provisions of this Agreement must be in writing and signed by a duly authorized representative of both parties.

7.13. COUNTERPARTS AND FACSIMILE DELIVERY. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute the Agreement when a duly authorized representative of each party has signed a counterpart. The parties may sign and deliver this Agreement by facsimile transmission. Each party agrees that the delivery of the Agreement by facsimile shall have the same force and effect as delivery of original signatures and that each party may use such facsimile signatures as evidence of the execution and delivery of the Agreement by all parties to the same extent that an original signature could be used.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their duly authorized representatives as of the date first set forth on Page 1.



QUALCOMM INCORPORATED


By:
       -------------------------------------

Name:     Teresa White
       -------------------------------------


Title:    Vice President, Operations
       -------------------------------------



CUSTOMER


By:
       -------------------------------------


Name:
       -------------------------------------


Title:
       -------------------------------------

                                  ATTACHMENT 1

                            VOLUME SPARES PRICE LIST

A.       IMCT SPARES PRICE LIST*

Description                              Part No.                Price
-----------                              --------                -----

Antenna Communication Unit               #10-30085-2             $2,830.00

36' Power Accessory Cable                #CV90-30234-36          $145.00

 4' Display Cable                        #CV90-30253-1           $35.00

B.  MCT SPARES PRICE LIST*


Description                              Part No.                 Price
-----------                              --------                 -----

Outdoor Unit                             #10-30060-2             $1,350.00

Communication Unit                       #10-30000-2             $1,480.00

20' Outdoor Cable                        #CV90-2567-20           $50.00

17' Display Cable                        #CV90-3689-17           $30.00

20' Power Cable                          #CV90-8548-20           $50.00

37 Pin Accessory Cable                   #CV90-6975-20           $45.00

Communication Unit Mounting Tray         #10-8435-3              $50.00
(Includes Stud Plate Kit)

C.  ENHANCED DISPLAY AND STANDARD DISPLAY SPARES PRICE LIST*
    (FOR USE WITH THE IMCT OR MCT)

Description                             Part No.                 Price
-----------                             --------                 -----

Enhanced Display Unit (QWERTY)          #10-8575-1              $400.00

Enhanced Display Unit with Holster      #65-30150-1             $400.00

Display Unit (QWERTY)                   #CV90-3656-1            $325.00

Display Holster Kit                     #10-2682-1              $20.00
(Includes Backing Plate)

Enhanced Display Holster Kit            #65-30153-2             $20.00
(Includes Backing Plate)


* Current price list as of the Effective Date; all prices are subject to change without notice.

D. PRE-WIRED AND PRE-INSTALLED DISCOUNT

IMCT Cabling and Equipment Discount. In the event that Customer desires to purchase a portion of its IMCTs for trucks without the required Display Unit Cable and Power Cable ("IMCT Pre-Wired Cables") or Display/EDU Holster Kit ("IMCT Pre- Installed Equipment") which will be provided by Customer's truck vendor, Customer will receive a discount off the IMCT purchase price as follows:

IMCT Pre-Wired Cable Discount                               $  180.00

IMCT Pre-Installed Equipment Discount                       $   20.00
                                                            ==========
Potential Total Discount
(IMCT Pre-Wired Cable + IMCT Pre-Installed Equipment)       $  200.00

MCT Cabling and Equipment Discount. In the event that Customer desires to purchase a portion of its MCTs for trucks without the required Outdoor Unit Cable, Display Unit Cable, Power Cable, and 37 Pin Accessory Cable ("MCT Pre-Wired Cables") or Comm Unit Mounting Tray or Display Holster Kit ("Pre-Installed Equipment") which will be provided by Customer's truck vendor, Customer will receive a discount off the MCT purchase price as follows:

MCT Pre-Wired Cable Discount                                $  175.00

MCT Pre-Installed Equipment Discount
         Comm. Unit Mounting Tray Kit
         (Includes Stud Plate Kit)                          $   50.00

         Display Holster Kit (Standard or Enhanced)         $   20.00
                                                            =========
Potential Total Discount
(MCT Pre-Wired Cable + MCT Pre-Installed Equipment)         $  245.00

Prior to shipment of each IMCT or MCT, Customer shall designate whether or not each IMCT or MCT is to include the Cables or Equipment referenced above. If Customer does not specify whether the ordered IMCT or MCT is to include Cables or Equipment referenced above, QUALCOMM will ship the IMCTs or MCTs with the cabling and equipment and Customer shall pay the full IMCT or MCT purchase price. It is the Customer's sole responsibility to determine through its truck vendor that the trucks contain Cables or Equipment. The above discounts are as of the Effective Date; discounts for Cables and Equipment are subject to periodic change without notice.

                                  ATTACHMENT 2
                                DELIVERY SCHEDULE

The prices set forth in this Agreement and the following Delivery Schedule are predicated upon this Agreement being executed by both Parties on or before January 24, 1997.

The IMCTs/MCTs purchased under this Agreement shall be delivered as follows:

         Delivery                                       Quantity
         --------                                       --------
         Previously Delivered Units
         as of January 10, 1997                           627 Units

         TBD (prior to expiration of the
         initial Term of this Agreement)                  373 Units
                                                        -----------
         TOTAL IMCTs/MCTs                               1,000 Units

Deliveries may be made incrementally throughout the month until the total monthly quantity is received. QUALCOMM's obligation to deliver the Equipment is contingent upon QUALCOMM credit approval and, if applicable, receipt by QUALCOMM of written confirmation of financing approval for the purchase of the Equipment. Delivery dates are defined to be the date QUALCOMM ships the Equipment. All deliveries shall be made to the Shipping Address first specified in this Agreement unless otherwise specified by Customer within thirty (30) days prior to the scheduled delivery date.

For the IMCTs/MCTs for which delivery is to be determined, Customer shall give QUALCOMM sixty (60) days prior written notice of the desired delivery date(s) and quantities of such IMCTs/MCTs to be delivered to Customer. QUALCOMM will use its reasonable efforts to meet the delivery date requested by Customer, and will notify Customer if a different delivery date is required.

For other Equipment and Optional Services purchased under this Agreement, corresponding delivery schedules shall be specified upon mutual agreement.

                                  ATTACHMENT 3
                               SPECIAL PROVISIONS

I.       SUPERSEDING AGREEMENT.

         This Agreement supersedes in its entirety that certain OmniTRACS Contract dated as of February 1, 1990 between Customer and QUALCOMM, as amended from time-to-time, which shall be terminated as of the Effective Date of this Agreement. The Customer Message Service Account currently in place for Customer shall remain in effect under this Agreement.

II.      INTEGRATED MOBILE COMMUNICATIONS TERMINAL.

         A. IMCT Definition. QUALCOMM has developed an Integrated Mobile Communications Terminal ("IMCT") which consists of two (2) components, the Antenna Communication Unit ("ACU") and the standard Display Unit or Enhanced Display Unit. The ACU combines the functionality and components of the current MCT Communication Unit and the Outdoor Unit into one unit which closely resembles the current Outdoor Unit in size and appearance. The ACU is installed on the outside of the vehicle using the same type of Outdoor Unit Mounting Bracket as used to install the Outdoor Unit with the exception that only two (2) cables will be required in connection with the installation; a 36' power cable and 4' display cable. Customer acknowledges that the cabling used to pre-wire a vehicle for an MCT is not the same as the cabling required for the IMCT. Other functional differences between the IMCT and the MCT are that the IMCT (i) will only support SensorTRACS on vehicles with the J1708 datalink which has been implemented as standard with all heavy duty truck manufacturers since approximately 1990; and (ii) the IMCT has two (2) serial ports as opposed to the four (4) serial ports currently provided with the MCT. The two (2) serial ports available on the IMCT are configurable to support any two (2) of the following serial devices (i) QUALCOMM Display or Enhanced Display Unit; (ii) J1708; (iii) QUALCOMM's Mobile Printer; or (iv) a third party on-board computer device meeting QUALCOMM's required specifications.

         B. IMCT Purchase Price. Pursuant to the terms and conditions of this Paragraph and this Agreement, upon Customer's election, QUALCOMM agrees to sell the IMCT to Customer for the same purchase price per unit as set forth in this Agreement for the MCT which will be invoiced upon shipment in accordance with
Section 5 of this Agreement entitled, "Invoicing and Payment."

         C. Delivery Schedule. Subject to availability, QUALCOMM will deliver IMCTs to Customer pursuant to a mutually agreed upon delivery schedule in accordance with the provisions of Attachment 2, "Delivery Schedule."

         D. IMCT Repair Pricing. The per failure repair rates for the ACU component of the IMCT are:


REPAIR                   Price per ACU       Description
Minor                    $  400.00           Mechanical piece parts.

Mid                      $  600.00           Board repairs and replacement of
                                             minor assemblies.

Major                    $1,350.00           Major board assembly
                                             replacement.


Per failure repair rates for the Display Unit or Enhanced Display Unit, as applicable, are the same as with MCTs, as set forth in this Agreement. For IMCTs that are less than five (5) years old and which are out of warranty and not covered by QUALCOMM's extended maintenance program, repairs for failures that would have been covered under the warranty shall be at the above per failure repair rates, as determined in QUALCOMM's sole discretion. For IMCTs in excess of five (5) years old and IMCT repairs for failures due to customer damage, accidental loss or other failures that would not have been covered under the warranty, the repairs shall be at the above per failure repair rates or the applicable spares price, as determined in QUALCOMM's sole discretion.

         E. IMCT Pre-Wiring. Pre-wiring for the IMCT may not be available as of the date hereof. At such time as truck vendors commence wiring trucks for the IMCT, it is the Customer's sole responsibility to determine through its truck vendor that the trucks contain Pre-Wired Cables or Pre-Installed Equipment specifically for the IMCT.

         F. Warranty. QUALCOMM will provide the same equipment warranty and warranty period for the IMCT as for the MCT, provided however, that the warranty will be based on QUALCOMM's specifications for the IMCT.

QUALCOMM MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE IMCT, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         G. Other Terms. All other terms and conditions of this Agreement applicable to the sale and use of MCTs shall apply to the purchase and sale of the IMCTs.

III.     IMCT/MCT PRICE.

         A. MCTs Currently in Customer's Possession. Customer has previously purchased a total of 627 MCTs. MCTs previously purchased and delivered are not subject to rebate to the purchase price set forth in this Agreement.

         B. Purchase Price for Additional IMCTs/MCTs. For new orders of IMCTs/MCTs, the purchase price shall be $[DELETED]for each IMCT/MCT as described in Item 01 at Page 1.

         C. IMCT/MCT Price Contingency. The price of $[DELETED] for each IMCT/MCT is specifically predicated upon Customer purchasing and accepting delivery of an additional three hundred seventy-three (373) IMCTs/MCTs for a total of one thousand (1,000) IMCTs/MCT s in accordance with the delivery schedule set forth in Attachment 2, Delivery Schedule. In the event Customer does not purchase and accept delivery of an additional 373 IMCTs/MCTs in accordance with the Delivery Schedule, then the purchase price for all IMCTs/MCTs (delivered and undelivered) shall be increased based on the actual quantity purchased as follows:

       Total of 374 - 499 IMCTs/MCTs                        $[DELETED]
       Total of 500 - 999 IMCTs/MCTs                        $[DELETED]

In the event of a price adjustment in accordance with this Paragraph, QUALCOMM will invoice Customer and Customer shall pay, in accordance with Section 5, an additional amount for each IMCT/MCT previously purchased by Customer equal to the difference between the applicable price set forth in the above schedule and $[DELETED]. Additionally, upon such price change pursuant to this Paragraph, Customer shall pay the full applicable increased purchase price in accordance with Section 5 for all IMCTs/MCTs delivered to Customer after the price change.

IV.      IMCT/MCT WARRANTY AND EXTENDED MAINTENANCE.

         A. Previously Delivered MCTs. For MCTs purchased and delivered prior to the Effective Date of this Agreement, the MCT warranty shall remain [DELETED] months from the date of shipment of each MCT with the warranty set forth in
Section 1.5, "Equipment Warranty." As of the Effective Date of this Agreement, Customer elects to forego Extended Maintenance Service for previously purchased MCTs, and for all future IMCT/MCT orders. For Equipment less than five (5) years old commencing from the date of shipment, Customer will be billed on a per failure basis at the Out-of-Extended Maintenance rates set forth at Item 08 on Page 1 for repairs that would qualify under the warranty, or, if Customer damage, at the rates set forth at Item 09 on Page 1, or the applicable Spares Price, and in accordance with Section 1.7 entitled, "Extended Maintenance and Out-of-Extended Maintenance Service." For Equipment five (5) years or older, commencing from the date of shipment Customer will be billed for failures for both Items 08 and 09 at either the Out-of-Extended Maintenance rates, or the applicable Spares Price, at QUALCOMM's sole discretion.

         B. New Orders of IMCTs/MCTs. For all additional IMCTs/MCTs purchased by Customer from the Effective Date of this Agreement the Warranty Period shall be [DELETED] months from the date of shipment of each IMCT/MCT, as set forth in the amendment to Section_1.5 set forth in Paragraph X below. Except as otherwise set forth in this Attachment 3, all other terms and conditions of Section 1, "OmniTRACS Equipment," shall apply to the Equipment.

V.       MCT INSTALLATION AND OUTDOOR UNIT MOUNTING BRACKET PRICING.

         Upon Customer's request, QUALCOMM will install IMCTs/MCTs at the price set forth on Page 1, Item 13 of this Agreement, and in accordance with Section
1.3 entitled, "Installation of MCTs." Additional Outdoor Unit Mounting Brackets will be at QUALCOMM's then current list price for the type of Bracket ordered as set forth on Page 1, Item_02 of this Agreement.

VI.      BASE MESSAGE SERVICE WITH VOLUME MESSAGE RATE TIERS.

         Notwithstanding anything to the contrary provided for in this Agreement, effective as of January 1, 1997, QUALCOMM will calculate Customer's Base Message Service Charges in accordance with QUALCOMM's Base Message Service with Volume Message Rate Tiers as set forth in this Paragraph VI for all IMCTs/MCTs in Customer's Message Service Account. Item 19.b. on Page 2 of the Agreement entitled "Base Message Service" is hereby replaced with Subparagraphs A through C, as follows:

         A. Base Message Use; Excluded Messages. Customer shall pay the amount set forth in Subparagraph B, below, in accordance with Section 5 for the Base Message Service, which is defined to be the monthly message service (base connection and regular messages) excluding Emergency Messages, Priority Messages, Group Messages, Change in IMCT/MCT Group Membership, DTTS ("Panic Button") messages, Special Requested Position Polls, Macro Creations and Updates, and messages from or sent to printers, facsimile machines, or other future message types which require special handling (hereinafter "Excluded Messages"). Charges for Excluded Messages shall be in addition to the monthly Base Message Service charge. The rates Emergency Messages, Priority Messages, Group Messages, Macro Creations and Updates, and Change in IMCT/MCT Group Membership shall remain as set forth in Items 21 through 25 on Page 2 of this Agreement. The rate for Special Requested Position Polls is $.05 each and the rate for DTTS messages is $10 plus the applicable Volume Message Rate described below.

         B. Base Message Service and Volume Message Rate Tiers. The Base Message Service charge invoiced at the beginning of each month is $50.00 per IMCT/MCT activated in Customer's Message Service Account which includes (i) 180 fleet average messages per month per IMCT/MCT, (ii) 18,000 fleet average characters per month per IMCT/MCT, and (iii) one (1) Automatic Position Poll per hour per IMCT/MCT. At the end of each month, QUALCOMM will calculate and invoice Customer, and Customer shall pay in accordance with Section 5 for all IMCTs/MCTs activated in Customer's Message Service Account (a) the Base Message Service charge for the following month, (b) any charges for Excluded Messages during such month, plus (c) any additional charges for message activity greater than the fleet average messages and/or characters included in the Base Message Service during such month at the Volume Message Rates set forth below ("Incremental Charges"):

Volume Message Rates:

Level    Average No. of Messages:    Average No. of Characters:          Rate
-----    ------------------------    --------------------------          ----

1        181 to 210 msg./mo.         18,001 - 21,000 char./mo.          $0.05 per message; $0.0010 per
                                                                        character

2        211 - 240 msg./mo.          21,001 - 24,000 char./mo.          $0.03 per message; $0.0007 per
                                                                        character

3        241 - 270 msg./mo.          24,001 - 27,000 char./mo.          $0.03 per message; $0.0006 per
                                                                        character

4       271 - 300 msg./mo.          27,001 - 30,000 char./mo.          $0.02 per message; $0.0006
                                                                       per character

5       301 - 330 msg./mo.          30,001 - 33,000 char./mo.          $0.02 per message; $0.0005
                                                                       per character

6       331 - 360 msg./mo.          33,001 - 36,000 char./mo.          $0.02 per message; $0.0004
                                                                       per character

7       361 and up msg./mo.         36,001 - and up char./mo.          $0.02 per message; $0.0003
                                                                       per character

    C.  Examples of Incremental Charges Using the Volume Message Rates.

    i. Message Activity for IMCT/MCT Fleet Average of 270 Messages and 27,000 Characters.

For example, assuming a fleet average of 270 messages and 27,000 characters of the IMCTs/MCTs activated in Customer's Message Service Account, since the average messages and characters would be greater than the Base Message Service (180 fleet average messages and 18,000 fleet average characters) by 90 messages and 9,000 characters, the Incremental Charges per IMCT/MCT for the month would be calculated at 30 messages and 3000 characters at the Volume 1 level (30 messages x $.05/message = $1.50 and 3000 characters x $.001/character = $3.00), 30 messages and 3,000 characters at the Volume 2 level (30 messages x $.03/message = $0.90 and 3000 characters x $.0007/character = $2.10), and 30 messages and 3000 characters at the Volume 3 level (30 messages x $.03/message = $0.90 and 3,000 characters x $.0006/character = $1.80) for total Incremental Charges per IMCT/MCT of $10.20.

         Assuming a total fleet size of 1,000 IMCTs/MCTs activated in Customer's Message Service Account, the total Incremental Charges would be $10,200.00 (1,000 x $10.20) in addition to the $50,000.00 for Base Message Service ($50 x 1,000) plus any charges for Excluded Messages.

         ii. Message Activity for IMCT/MCT Fleet Average of 330 Messages and 33,000 Characters.

For example, assuming a fleet average of 330 messages and 33,000 characters of the IMCTs/MCTs activated in Customer's Message Service Account, since the average messages and characters would be greater than the Base Message Service (180 fleet average messages and 18,000 fleet average characters) by 150 messages and 15,000 characters, the Incremental Charges per IMCT/MCT for the month would be calculated at 30 messages and 3000 characters at the Volume 1 level (30 messages x $.05/message = $1.50 and 3000 characters x $.001/character = $3.00), 30 messages and 3,000 characters at the Volume 2 level (30 messages x $.03/message = $0.90 and 3000 characters x $.0007/character = $2.10), 30 messages and 3000 characters at the Volume 3 level (30 messages x $.03/message = $0.90 and 3,000 characters x $.0006/character = $1.80), 30 messages and 3000 characters at the Volume 4 level (30 messages x $.02/message = $0.60 and 3000 characters x $.0006/character = $1.80), 30 messages and 3000 characters at the Volume 5 level (30 messages x $.02/message = $0.60 and 3000 characters x $.0005/character = $1.50) for total Incremental Charges per IMCT/MCT of $14.70.

         Assuming a total fleet size of 1,000 IMCTs/MCTs activated in Customer's Message Service Account, the total Incremental Charges would be $14,700.00 (1,000 x $14.70) in addition to the $50,000.00 for Base Message Service ($50 x 1,000) plus any charges for Excluded Messages.

         D. Minimum Average Messages and Characters per Volume Message Rate Level. In the event that the average incremental character count exceeds that which corresponds to the applicable volume message level, Customer shall be invoiced for one (1) additional message per one hundred (100) incremental characters at the rate for the next applicable volume character count level.

For example, referring to Example C(i), if the average number of messages is 270 (Level 3), and the average character count is 29,000 (Level 4), at Volume Level 3 there are 2000 incremental characters (29,000 - 27,000). These 2000 incremental characters will be invoiced at Level 4 rates (2,000 characters x $.0006 = $1.20), in addition to 20 messages at Level 4 rates (2000 characters divided by 100 characters per message) (20 x $.02 = $.40) for a total of $1.60 for the 2,000 incremental characters. Total Incremental Charges are $11.80 ($10.20 + $1.60 = $11.80).

In the event that the average incremental message count exceeds that which corresponds to the applicable volume character level, Customer shall be invoiced for one hundred (100) characters per incremental message at the rate for the next applicable volume message level.

For example, referring to Example C(i), if the average number of messages is 290 (Level 4), and the average character count is 27,000 (Level 3), at Volume Level 3 there are 20 incremental messages (290 - 270). These 20 incremental messages will be invoiced at Volume 4 rates (20 messages x $.02 = $.40), in addition to 2000 characters at the Level 4 rates (20 messages x 100 characters per message) (2000 x $.0006 = $1.20) for a total of $1.60 for the 20 incremental messages. Total Incremental Charges are $11.80 ($10.20 + $1.60 = $11.80).

         E. "In-Service" IMCTs/MCTs. As used pursuant to this Agreement, "in-service" means an activated IMCT/MCT which has sent or received a message during the then applicable billing month in a Customer Message Service Account using Base Message Service with fleet averaging. For each calendar month of the initial five (5) year Term of this Agreement, QUALCOMM shall not charge Customer the Base Message Service charge for activated IMCTs/MCTs which were not "in-service" during the previous month (did not send or receive a message during the previous month) subject to a maximum limitation of [DELETED] of the number of IMCTs/MCTs purchased by and delivered to Customer from QUALCOMM as of the first day of such month. IMCTs/MCTs which are not "in-service" and for which Base Message Service charges are not paid, shall be excluded from the base number of IMCTs/MCTs for purposes of calculating the fleet average IMCT/MCT messages and character counts for determination of Incremental charges.

         F. Volume Discount on Message Service Charges. QUALCOMM shall also give Customer a one tenth (1/10) percent volume discount on Base Message Service charges and Incremental Charges each month for each 100 IMCTs/MCTs that were purchased by and delivered to Customer from QUALCOMM, and has activated in its Message Service Account, up to a total volume discount of 5%. For example, using example (i) in subparagraph (C) above, if Customer has 1,000 IMCTs/MCTs activated, Customer's total Base Message Service and Incremental Charges of $60,200.00 or $60.20 per IMCT/MCT would be reduced by one percent (1%) for a reduced total Base Message Service and Incremental Charges of $602.00 which is approximately $.60 per IMCT/MCT.

         At 627 IMCTs/MCTs delivered to Customer as of January 10, 1997, Customer's volume discount may be up to .6%. QUALCOMM will add an additional discount of .1% for each one hundred (100) additional IMCTs/MCTs purchased by and delivered to Customer which are activated. For example, at 1,000 IMCTs/MCTs activated, Customer will receive a discount of 1%, at 1,500 IMCTs/MCTs activated Customer will receive a discount of 1.5% and so on up to a total cap of a 5% volume discount at 5000 total purchased IMCTs/MCTs activated in Customer's Message Service Account.

         G. [DELETED]

         H. Off-Hours Discount. Customer shall receive an off-hours discount equal to a forty percent (40%) reduction in the calculation of the number of messages and characters sent by Customer during the hours of 9:00 p.m. to 3:00 a.m., Pacific Time, Monday through Friday, and all hours Saturday and Sunday (the "Off Hours"). For example, (i) if a total of 50 messages were sent during Off-Hours, when calculating the number of messages per IMCT/MCT sent for purposes of invoicing Customer, QUALCOMM would reduce the 50 messages by 20, resulting in a calculation of 30 messages; and (ii) if a total of 5000 characters were sent during Off- Hours, when calculating the number of characters per IMCT/MCT sent for purposes of invoicing Customer, QUALCOMM would reduce the 5000 characters by 2000 characters, resulting in a calculation of 3000 characters. The Off-Hours discount shall be calculated and applied prior to the calculation of Incremental Charges as set forth in Sub-paragraph VI.B., above.

VII.     QTRACS/400 SOFTWARE.

         A. License. QUALCOMM agrees to continue to license to Customer, the QTRACS/400 Software with External Application Link Software modules (collectively referred to herein as the "Software") currently in Customer's possession and for use solely in conjunction with the OmniTRACS System. The QTRACS/400 Software enables the dispatcher or other user to interface with the OmniTRACS System to provide two-way messaging and position history reporting and other IMCT/MCT functions, and provides for the interface between an IBM AS/400 computer system supplied by Customer and QUALCOMM's Network Management Facility. The External Application Link Software modules provide for the interface of the QTRACS/400 Software to Customer's dispatch software. The warranty for the Software is twelve (12) months from the Effective Date of this Agreement, and as set forth in Section 2.5, entitled "Software Warranty." The provisions of this Agreement, including but not limited to Section 2 entitled, "OmniTRACS Software" shall govern the license granted to Customer to use the Software.

         B. QTRACS/400 Software Maintenance. After expiration of the warranty, Customer may obtain extended software maintenance for the QTRACS/400 Software in accordance with Section 2.7. entitled, "Extended Software Maintenance."

VIII.    TELECOMMUNICATIONS LINK.

         In accordance with Section 3.9, entitled "Ground Telecommunications Links," QUALCOMM will continue to provide Customer a digital leased line communications link in place at the current monthly recurring rate which is subject to adjustment as QUALCOMM's telecommunications provider adjusts its monthly fee.

IX.      ENHANCED DISPLAY UNITS.

         A. EDU Definition. The Enhanced Display Unit ("EDU") may be used as a replacement for QUALCOMM's standard Display Unit which integrates with the OmniTRACS Communication Unit of the MCT or the ACU of the IMCT. The elements of the EDU are: (1) a graphics display with 15 lines of text, and (2) a QWERTY keyboard and numeric keypad with backlit keys.

         B. EDU Pricing. Customer may elect to purchase the EDU from QUALCOMM for the purchase prices set forth below:

            i.  If Customer orders the EDU as a component of a new
IMCT/MCT, the purchase price per EDU shall be $200.00 in addition to the purchase price of $[DELETED] for the IMCT/MCT, for a total IMCT/MCT purchase price of $[DELETED]. For orders of IMCTs/MCTs with EDUs, QUALCOMM will deliver the IMCT/MCT without the standard Display Unit component. Prior to shipment of each IMCT/MCT, Customer shall designate the shipping address and whether or not each IMCT/MCT is to include the EDU in place of the Display Unit. If Customer does not specify whether the ordered IMCTs/MCTs are to include Display Units or EDUs, QUALCOMM will ship such IMCTs/MCTs EDUs.


            ii. If Customer orders the EDU as a replacement to a Display Unit for a previously purchased IMCT/MCT equipped with a Display Unit, the purchase price per EDU shall be $400.00, which includes the EDU holster.

          iii. If Customer orders an EDU as a replacement spare in accordance with Attachment 1, "Spares Price List," the purchase price per EDU shall be $400.00.

          iv. If Customer orders an EDU holster as a replacement spare in accordance with Attachment 1, "Spares Price List," the purchase price per EDU holster shall be $20.00.

          v. For nonwarranty repairs, QUALCOMM will invoice Customer for service at the Out-of-Extended Maintenance Rate of $300.00 per EDU repair or the then applicable Spares Price, as determined in QUALCOMM's discretion.

The above prices will be invoiced and payable in accordance with Section 5.

     C. Warranty. The warranty for the EDU shall be twelve (12) months from the date of shipment of the EDU, and in accordance with the provisions of
Section 1.5.

     D. Extended Maintenance Service. Extended Maintenance Service is available for the EDU upon the expiration of the Warranty Period at no more than $2.00 per EDU in addition to the Extended Maintenance rate per IMCT/MCT set forth at Item 07 on Page 1.

     E. Firmware Code Upgrade. For previously delivered MCTs, Customer will be required to upgrade the firmware in the Communication Unit to enable the full functionality of the EDU to permit the EDU to run in 15 line text capability. QUALCOMM agrees to provide at no charge the upgraded code and necessary tools for Customer to upgrade its Communication Units to use EDUs in 15 line mode.

     F. Installation. Installation is not included in the EDU purchase price; however, QUALCOMM will install the EDU at no additional charge, if the EDU is installed concurrently with QUALCOMM's installation of a new IMCT/MCT at Customer's IMCT/MCT installation price.

X.   AMENDMENTS TO TERMS AND CONDITIONS.

     [DELETED]

XI.  SHORT TERM DATA RETENTION FOR IMCTS/MCTS.

     Pursuant to a separate Agreement between Customer and QUALCOMM effective as of January 1, 1997, as described in the attached Exhibit_"B" incorporated herein in full by this reference, Customer has elected QUALCOMM's Short Term Retention option for its IMCT/MCT position and message data.

XII. SENSORTRACS(R) SYSTEM

     A. Description of SensorTRACS(R). The SensorTRACS System is an optional product and service available using the OmniTRACS System which are more particularly described in the attached Exhibits "A," incorporated herein in full by this reference. The SensorTRACS System consists of (i) the IMCT/MCT firmware which when connected using a 37 Pin Accessory Cable monitors specified vehicle sensors or inputs ("the SensorTRACS Feature"), and (ii) the application software which resides on Customer's dispatch computer which allows for data transmission from the IMCT/MCT to the dispatch computer using the OmniTRACS System (the "SensorTRACS Application Software"). All OmniTRACS messages which occur in the use of the SensorTRACS System, as described in the attached Exhibits "A." constitute regular messages under the OmniTRACS Service and will be invoiced in accordance with the message services described in Items 18 through 25, inclusive on Page 2 of the Agreement and payable in accordance with Section_5.

     B. SensorTRACS Feature License and Enabling Fees. QUALCOMM will continue to license the SensorTRACS Feature to Customer. As of the Effective Date of this Agreement, for all new orders of IMCTs/MCTs, QUALCOMM will invoice Customer the license and enabling fee of $250.00 per IMCT/MCT for the SensorTRACS Feature in accordance with Section 5. The SensorTRACS license and enabling fees invoiced for all MCTs delivered to Customer prior to January 1, 1997 are not subject to rebate. For future orders of IMCTs/MCTs, Customer shall specify at the time of an order whether Customer desires to include the SensorTRACS Feature. In the event Customer elects to obtain the SensorTRACS Feature, QUALCOMM will invoice such amount upon shipment of each IMCT/MCT in addition to the IMCT/MCT Purchase Price. For Customer to use the SensorTRACS Feature, a 37 Pin Accessory Cable is required for each IMCT/MCT. QUALCOMM shall provide one (1) 37 Pin Accessory Cable per IMCT/MCT at no charge. All additional orders of 37 Pin Accessory Cables will be at the price set forth in Attachment 1, Spares Price List. The SensorTRACS license and enabling fee per IMCT/MCT does not include SensorTRACS installation labor including sensor calibration, or dual signal multipliers, if needed. QUALCOMM will install the SensorTRACS Feature and the 37 Pin Accessory Cable for no additional charge if the SensorTRACS installation is done concurrently with a QUALCOMM IMCT/MCT installation. Customer's license to use the SensorTRACS Feature granted in this Paragraph are subject, but not limited to Section 2.1 entitled, "Software License." QUALCOMM will invoice and Customer agrees to pay the invoiced amount described above in accordance with Section 5.

     C. SensorTRACS Application Software License Fees. Application Software is required for the operation of the SensorTRACS Systems. QUALCOMM will continue to grant Customer a license to use the application software, currently in Customer's possession, which will support SensorTRACS on Customer's AS/400 computer system (the "SensorTRACS/400 Software"). Customer's license to use the SensorTRACS/400 Software shall be subject to the terms of the Agreement, including, but not limited to, Section 2.

     D. Application Software Maintenance. The warranty for the SensorTRACS/400 Software is twelve (12) months from the Effective Date of this Agreement and as set forth in Section 2.5. After the expiration of the warranty, Customer may obtain extended software maintenance for the SensorTRACS/400 Software in accordance with Section_2.7.

                                   EXHIBIT "A"

                              SENSORTRACS(R) SYSTEM


     The SensorTRACS System is an optional product and service available on the OmniTRACS(R) System which provides summarized operating data such as vehicle and engine overspeed, and idle time accumulation. The SensorTRACS System consists of the SensorTRACS firmware contained in the Communication Unit of the IMCT/MCT (the "SensorTRACS Feature") and the SensorTRACS application software (the "SensorTRACS Application Software") which resides on the Customer's dispatch computer to utilize forward and return messages over the OmniTRACS System for the transfer of data as more fully described below. As described herein, the SensorTRACS Feature is limited to the functionality of IMCT/MCT version 11.09/11.10. Additions or changes to the functionality of the SensorTRACS Feature in subsequent firmware versions may be subject to additional license and enabling fees.

     The speed, RPM, and/or other data inputs are obtained by monitoring existing vehicle sensors either directly or via a vehicle data link. The manner in which the data is captured is affected by a set of user specified parameters such as overspeed thresholds for both the vehicle and engine ("Parameters"). The data is captured in up to five (5) separate driver accounts. A default account is used whenever there is not a driver explicitly "logged on" to SensorTRACS, and the other four (4) accounts are opened based on "log on" of drivers using numeric identifiers entered at the IMCT/MCT keyboard/display. Identifying numbers used to log on are not validated by the IMCT/MCT. Certain of the summary statistics for each driver may be viewed on the IMCT/MCT display. Periodically the data accumulated in one or more driver account in the IMCT/MCT is transferred over the OmniTRACS System (an "Extract," with reset) to the dispatch computer, and the account is reset to zero.

SensorTRACS data may only be received at the dispatch computer by using the OmniTRACS System with SensorTRACS Application Software. Data transmission may be initiated automatically by the IMCT/MCT under certain conditions, or as the result of a request for an Extract from the dispatch computer using the OmniTRACS System. Requests for Extracts and changes to Parameters (referenced above) are sent to the vehicle using OmniTRACS forward messages. Extracts settings are obtained using OmniTRACS return messages.



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